Exhibit 99.1

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

Kulicke & Soffa to Expand Competencies and Market Presence
Announces Agreement to Acquire Advanced Jet Automation Co., Ltd.

SINGAPORE – September 8, 2022 – Kulicke and Soffa Industries, Inc. (NASDAQ:KLIC) (“Kulicke & Soffa”, “K&S”, “we” or the “Company”) announced today that its subsidiary Kulicke and Soffa Luxembourg S.À R.L., has signed a definitive agreement for the acquisition of Advanced Jet Automation Co., Ltd., which at closing will own designated dispensing assets and the dispensing business of its affiliate, Samurai Spirit Inc., a leading developer and manufacturer of high-precision micro dispensing equipment and solutions in Taiwan (such acquired entity, assets and business, collectively, “AJA”). When completed, the acquisition will enhance the Company’s existing semiconductor, electronic assembly and advanced display portfolio while also providing new access to the broader dispensing market.
The dispensing equipment market is expected to approach US$2 billion in calendar year 2023, providing K&S with new growth opportunities. Additionally, AJA’s existing market position and competencies in high-precision dispensing complement Kulicke & Soffa’s long-term opportunities in electronics assembly, advanced packaging and mini and micro LED. The AJA technology is currently deployed alongside K&S’ market leading PIXALUX™ system, supporting high-volume mini LED display production.
The acquisition includes the design and manufacture of high-precision dispensing equipment capable of flux, solder paste, epoxy, adhesives and underfill applications. Specifically, AJA’s proprietary dispensing head actuator combined with its AI driven software delivers excellent end-valve dispensing and process positioning accuracy. This also enables the formation of the smallest possible keep-off-zone (KOZ) in the industry. Embedded AOI and AI capability further differentiate the AJA solution from its peers, while supporting Industry 4.0 transformation.
“This is an exciting acquisition that will further expand K&S’ capabilities, delivering complementary technology and products for the advanced packaging and advanced display industry. Leveraging the collective talent and experience of K&S and AJA, we are well-prepared to accelerate growth and deliver innovative solutions to support the increasingly complex needs of our customers as well as the market,” said Chan Pin Chong, Kulicke & Soffa’s Executive Vice President and General Manager, Products & Solutions.
“AJA has a wide range of high-end dispensing systems and solutions supporting a wide range of assembly needs. Through this acquisition, which leverages the capabilities of both K&S and AJA, we are pleased to offer the industry a full suite of solutions providing new access to applications such as laser micromachining, laser lift-off for micro LED and tomography,” said Raymond Chen, founder and Managing Director of AJA.
The acquisition is expected to close in the second quarter of the Company’s fiscal 2023, subject to customary closing conditions including applicable regulatory approvals.

About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor, LED and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.

Leveraging decades of development proficiency and extensive process technology expertise, K&S’ expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements relating to future events and our future results. These statements are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding whether the acquisition will close, the integration of AJA with our existing business, and our anticipated future market opportunities. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, risks of closing and integration of acquisitions, the execution and effect of our business strategy, future business decisions made by us and our competitors, the effects of the COVID-19 pandemic and macroeconomic headwinds on our business and industry, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 2, 2021, filed on November 18, 2021, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Marilyn Sim
Public Relations
P: +65-6880-9309
F: +65-6880-9580
msim@kns.com

Kulicke & Soffa
Joseph Elgindy
Investor Relations
P: +1-215-784-7500
F: +1-215-784-6180
investor@kns.com

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